Exhibit 99.1

Contact:       Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3580
Curtis@otelcotel.com

Otelco Reports Fourth Quarter and Year 2013 Results

ONEONTA, Alabama (February 25, 2014) – Otelco Inc. (NASDAQ: OTEL), a wireline telecommunications services provider in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia and a provider of cloud hosting and managed services, today announced results for its fourth quarter and year ended December 31, 2013.  Key highlights for Otelco include:

●	Total revenues of $19.3 million for fourth quarter 2013 and $79.0 million for 2013.
●	Operating income of $4.3 million for fourth quarter 2013 and $18.7 million for 2013.
●	Adjusted EBITDA (as defined below) of $7.3 million for fourth quarter 2013 and $31.8 million for 2013.

“The fourth quarter of 2013 produced financial results very consistent with third quarter as we moved past the restructuring activities of the first half of the year,” said Mike Weaver, President and Chief Executive Officer of Otelco.  “Adjusted EBITDA was $7.3 million in both third and fourth quarter, and totaled $31.8 million for the year ended December 31, 2013.  In the fourth quarter, we reduced our senior debt by $3.0 million including a $1.0 million voluntary principal payment on December 31, 2013. Our cash balance at the end of 2013 was $9.9 million. On January 31, 2014, we made our fourth quarter Excess Cash flow payment of $0.8 million, reducing our outstanding senior credit facility to $127.9 million.

“On January 6, 2014, we announced the acquisition of cloud hosting and managed services company, Reliable Networks,” continued Weaver.  “The opportunities in the acquisition relate to our ability to offer additional services to our expanded customer base, as we continue to increase our capabilities in the managed services arena. Approximately half of our access line equivalents are enterprise customers. The new services from the Reliable Networks’ acquisition provide us the opportunity to expand our service capability for the enterprise customer.

“Capital investment in our business was $3.1 million for fourth quarter and $6.2 million for the year,” noted Weaver. “This is roughly in line with our investment of $6.4 million in 2012. We expect to continue to expand our product offering and market footprint in 2014.”

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Otelco Reports Fourth Quarter and Year 2013 Results

February 25, 2014

Fourth Quarter 2013 Financial Summary
(Dollars in thousands, except per share amounts)
(Unaudited)

		Three Months Ended December 31,		Change
		2012	2013	Amount	Percent
	Revenues	$23,888	$19,338	$(4,550)	(19.0	) %
	Operating income	$5,563	$4,341	$(1,222)	(22.0	) %
	Interest expense	$(5,770)	$(2,425)	$(3,345)	(58.0	) %
	Net income (loss)	$(23)	$(202)	$(179)	*	%
	Basic net income (loss) per share	$(0.01)	$(0.07)	$(0.06)	*	%

	Adjusted EBITDA(a)	$11,521	$7,343	$(4,178)	(36.3	) %
	Capital expenditures	$2,961	$3,096	$135	4.6%

		Year Ended December 31,		Change
		2012	2013	Amount	Percent
	Revenues	$98,404	$78,972	$(19,432)	(19.7	) %
	Operating income (loss)	$(129,394)	$18,651	$148,045	*	%
	Interest expense	$(22,932)	$(12,673)	$(10,259)	(44.7	) %
	Net income (loss)	$(126,900)	$109,144	$236,044	*	%
	Basic net income (loss) per share	$(47.99)	$37.36	$85.35	*	%

	Adjusted EBITDA(a)	$45,180	$31,833	$(13,347)	(29.5	) %
	Capital expenditures	$6,357	$6,229	$(128)	(2.0	) %

	* Not a meaningful calculation

	Reconciliation of Adjusted EBITDA(a) to Net Income (Loss)
		Three Months Ended December 31,		Year Ended December 31,
		2012	2013	2012	2013
	Net income (loss)	$(23)	$(202)	$(126,900)	$109,144
Add:	Depreciation	2,553	2,484	10,496	9,650
	Interest expense - net of premium	5,428	2,181	21,564	11,602
	Interest expense - amortize loan cost	342	243	1,368	1,071
	Income tax expense (benefit)	(178)	2,083	(24,868)	6,367
	Change in fair value of derivatives	-	-	(241)	-
	Loan fees	19	6	76	45
	Amortization - intangibles	1,705	443	8,781	2,981
	Goodwill impairment	-	-	143,653	-
	Impairment of long-lived assets	-	-	8,622	-
	Cancellation of debt	-	-	-	(118,209)
	Restructuring & settlement expense	1,675	105	2,629	9,182
	Adjusted EBITDA	$11,521	$7,343	$45,180	$31,833

 (a) Adjusted EBITDA is defined as consolidated net income (loss) plus interest expense, depreciation and amortization, income taxes and certain fees, expenses or non-cash charges reducing consolidated net income.  Adjusted EBITDA is not a measure calculated in accordance with generally acceptable accounting principles (GAAP).  While providing useful information, Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations data prepared in accordance with GAAP.  The Company believes Adjusted EBITDA is useful as a tool to analyze the Company on the basis of operating performance and leverage.  The definition of Adjusted EBITDA corresponds to the definition of Adjusted EBITDA in the indenture governing the Company’s senior subordinated notes and its credit facility and certain of the covenants contained therein.  The Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

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Otelco Reports Fourth Quarter and Year 2013 Results

February 25, 2014

Otelco Inc. - Key Operating Statistics (²)
(Unaudited)				Quarterly		Annual
				% Change		% Change
	December 31,	September 30,	December 31,	from		from
	2012	2013	2013	September 30, 2013		2012-2013
Business/Enterprise
CLEC
Voice lines	23,950	21,903	21,149	(3.4	) %	(11.7	) %
HPBX seats	6,172	8,092	8,453	4.5%		37.0%
Data lines	2,771	2,865	2,725	(4.9	) %	(1.7	) %
Wholesale network lines (2)	2,289	2,756	2,817	2.2%		23.1%
RLEC
Voice lines	11,542	11,892	12,349	3.8%		7.0%
Data lines	1,630	1,610	1,594	(1.0	) %	(2.2	) %
Access line equivalents (1)	48,354	49,118	49,087	(0.1	) %	1.5%

Residential
CLEC
Voice lines	348	342	339	(0.9	) %	(2.6	) %
Data lines	391	409	416	1.7%		6.4%
RLEC
Voice lines	31,479	29,144	28,336	(2.8	) %	(10.0	) %
Data lines	21,112	20,723	20,566	(0.8	) %	(2.6	) %
Access line equivalents (1)	53,330	50,618	49,657	(1.9	) %	(6.9	) %

Otelco access line equivalents (1)	101,684	99,736	98,744	(1.0	) %	(2.9	) %

Cable, IPTV & satellite	4,388	4,200	4,164	(0.9	) %	(5.1	) %
Security systems	63	137	174	27.0%		176.2%
Other internet lines	4,506	3,938	3,750	(4.8	) %	(16.8	) %

(1)  We define access line equivalents as voice access lines and data access lines (including cable modems, digital subscriber lines, and dedicated data access trunks).
(2)  Excludes Time Warner Cable which comprised 98% of the wholesale network connections on December 31, 2012 and none of the wholesale connections in 2013. The contract with the Company was not renewed as of December 31, 2012.

FINANCIAL DISCUSSION FOR FOURTH QUARTER 2013:

Revenues

Total revenues decreased 19.0% in the three months ended December 31, 2013, to $19.3 million from $23.9 million in the three months ended December 31, 2012.  The non-renewal of the Time Warner Cable (“TWC”) contract accounted for $3.5 million or 77% of the decline. The decrease in residential RLEC access line equivalents and revenue decreases due to the FCC’s InterCarrier Compensation reform order account for the majority of the remaining decline. The table below provides the components of our revenues for the three months ended December 31, 2013 compared to the same period of 2012.

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Otelco Reports Fourth Quarter and Year 2013 Results Page 4 February 25, 2014

	Three Months Ended December 31,		Change
	2012	2013	Amount	Percent
	(dollars in thousands)
Local services	$10,806	$6,869	$(3,937)	(36.4	) %
Network access	7,122	6,782	(340)	(4.8)
Internet	3,707	3,568	(139)	(3.7)
Transport services	1,487	1,383	(104)	(7.0)
Cable television	766	736	(30)	(3.9)
Total	$23,888	$19,338	$(4,550)	(19.0)

Local services revenue decreased 36.4% in the quarter ended December 31, 2013 to $6.9 million from $10.8 million in the quarter ended December 31, 2012. TWC accounted for a decrease of $3.2 million. The FCC’s ICC order which reduces or eliminates intrastate and local cellular revenue accounted for a decrease of $0.3 million. A portion of the RLEC decrease is recovered through the Connect America Fund which is categorized as interstate access revenue. The decline in RLEC voice access lines accounted for a decrease of $0.4 million and CLEC market pricing accounted for a decrease of $0.1 million. Network access revenue decreased 4.8% in the fourth quarter 2013 to $6.8 million from $7.1 million in the quarter ended December 31, 2012. TWC accounted for a decrease of $0.3 million. Switched access, including the Connect America Fund, increased $0.3 million. End user charges and Universal Service revenue decreased $0.1 million and Special access revenue decreased $0.2 million. Internet revenue for the fourth quarter 2013 decreased 3.7% to $3.6 million from $3.7 million in the three months ended December 31, 2012. A decrease in residential data lines was partially offset by an increase in fiber rental. Transport services revenue decreased 7.0% to $1.4 million from $1.5 million in the quarter ended December 31, 2012 from customer churn. Cable television revenue in the three months ended December 31, 2013, decreased 3.9% to just over $0.7 million from just under $0.8 million in the three months ended December 31, 2013 and 2012. The decline in cable and IPTV revenue was partially offset by an increase in security systems revenue.

Operating Expenses

Operating expenses in the three months ended December 31, 2013, decreased 18.2% to $15.0 million from $18.3 million in the three months ended December 31, 2012. Cost of services decreased 9.4% to $9.2 million in the quarter ended December 31, 2013, from $10.2 million in the quarter ended December 31, 2012. TWC accounted for a decrease of $0.6 million. Lower toll, internet and long distance related expenses accounted for a decrease of $0.2 million and reductions in employee and network expenses accounted for $0.2 million. Selling, general and administrative expenses decreased 26.7% to $2.8 million in the three months ended December 31, 2013, from $3.9 million in the three months ended December 31, 2012. Restructuring expenses account for a decrease of $1.1 million. Employee and legal costs increased by $0.4 million which were offset by lower uncollectible and settlement expenses of $0.3 million and lower property taxes of $0.1 million. Depreciation and amortization for fourth quarter 2013 decreased 31.3% to $2.9 million from $4.3 million in fourth quarter 2012. Amortization associated with the Time Warner Cable contract intangible asset decreased by $1.2 million as the contract value was fully amortized in June 2013. The balance of the decrease reflects a similar decrease in amortization of other intangible assets associated with the Country Road acquisition in October 2008.

Interest Expense

Interest expense decreased 58.0% to $2.4 million in the three months ended December 31, 2013, from $5.8 million in the quarter ended December 31, 2012. The conversion of the senior subordinated notes payable due 2019 to Class A common shares reduced interest $3.6 million. Amortization of loan costs decreased $0.1 million. The higher interest rate on our long-term notes payable increased interest expense by $0.3 million.

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Otelco Reports Fourth Quarter and Year 2013 Results Page 5 February 25, 2014

Reorganization Items

Separate classification of reorganization items began in first quarter 2013 when we filed the Reorganization Cases. All reorganization expenses prior to that period are reflected in selling, general and administrative expenses. We expensed less than $0.1 million during the fourth quarter of 2013 associated with our balance sheet restructuring process with no comparable expense in 2012 reflected as reorganization items. This brings the total reorganization expense for 2013 to $9.0 million (excluding cancellation of debt income).

Adjusted EBITDA

Adjusted EBITDA for the three months ended December 31, 2013, was $7.3 million compared to $11.5 million for the same period in 2012 and $7.3 million in the third quarter of 2013. Restructuring and one-time expenses are added back in the calculation of Adjusted EBITDA. See financial tables for a reconciliation of Adjusted EBITDA to net income (loss).

Balance Sheet

As of December 31, 2013, the Company had cash and cash equivalents of $9.9 million compared to $32.5 million at the end of 2012, reflecting a reduction in our senior credit facility from $162.0 million at the end of 2012 to $127.9 million at the end of 2013. During fourth quarter 2013, the Company made its scheduled principal payment of $1.7 million and a voluntary principal prepayment of $1.0 million. The Company’s second Excess Cash Flow payment of $0.8 million was subsequently paid on January 31, 2014. The Company’s senior credit facility extends through April 2016 and includes a $5.0 million undrawn revolver.

Capital Expenditures

Capital expenditures were $3.1 million for the fourth quarter 2013 and $6.2 million for the year, similar to our investment in 2012, reflecting cost saving and technology infrastructure enhancements.

Fourth Quarter Earnings Conference Call

Otelco has scheduled a conference call, which will be broadcast live over the internet, on Wednesday, February 26, 2014, at 11:30 a.m. ET. To participate in the call, participants should dial (719) 457-2727 and ask for the Otelco call 10 minutes prior to the start time. Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the internet by visiting the Company’s website at www.OtelcoInc.com. To listen to the live call online, please visit the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live webcast, a replay of the webcast will be available on the Company’s website at www.OtelcoInc.com for 30 days. A one-week telephonic replay may also be accessed by calling (719) 457-0820 and using the Confirmation Code 7067167.

ABOUT OTELCO

Otelco Inc. provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia.The Company’s services include local and long distance telephone, digital high-speed data lines, transport services, network access, cable television and other related services. With approximately 99,000 voice and data access lines, which are collectively referred to as access line equivalents, Otelco is among the top 25 largest local exchange carriers in the United States based on number of access lines. Otelco operates eleven incumbent telephone companies serving rural markets, or rural local exchange carriers.It also provides competitive retail and wholesale communications services and technology consulting, managed services and private/hybrid cloud hosting services through several subsidiaries. For more information, visit the Company’s website at www.OtelcoInc.com.

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Otelco Reports Fourth Quarter and Year 2013 Results Page 6 February 25, 2014

FORWARD LOOKING STATEMENTS

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could impact the Company’s restructuring plans or cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements, including as a result of the inherent unreliability of guidance. There can be no assurance that the restructuring transaction described herein will be consummated. In addition to statements which explicitly describe such risks and uncertainties, such as guidance related to Adjusted EBITDA, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” ‘intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

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Otelco Reports Fourth Quarter and Year 2013 Results Page 7 February 25, 2014

OTELCO INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share per value and share amounts)
(Unaudited)

	December 31,	December 31,
	2012	2013
Assets
Current assets
Cash and cash equivalents	$32,516	$9,916
Accounts receivable:
Due from subscribers, net of allowance for doubtful accounts of $239 and $274, respectively	4,206	3,730
Unbilled receivables	2,004	1,906
Other	5,336	2,050
Materials and supplies	1,845	1,654
Prepaid expenses	1,982	1,863
Deferred income taxes	1,843	905
Total current assets	49,732	22,024

Property and equipment, net	58,243	54,462
Goodwill	44,957	44,957
Intangible assets, net	6,671	4,074
Investments	1,919	1,895
Deferred financing costs, net	4,037	2,097
Deferred income taxes	6,276	1,606
Other assets	490	563
Total assets	$172,325	$131,678

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$2,007	$1,552
Accrued expenses	14,901	5,141
Advance billings and payments	1,560	1,422
Deferred income taxes	431	469
Customer deposits	91	84
Current maturity of long-term notes payable	270,990	7,441
Total current liabilities	289,980	16,109

Deferred income taxes	22,670	23,181
Advance billings and payments	789	736
Other liabilities	484	139
Long-term notes payable, less current maturities	-	121,192
Total liabilities	313,923	161,357

Stockholders’ deficit

Class A Common Stock, $.01 par value-authorized 20,000,000 shares; issued and outstanding 13,221,404 shares	132	-
Class A Common Stock, $.01 par value-authorized 10,000,000 shares; issued and outstanding 2,870,948 shares	-	29
Class B Common Stock, $.01 par value-authorized 250,000 shares; issued and outstanding 232,780 shares	-	2
Additional paid in capital	-	2,876
Retained deficit	(141,730)	(32,586)
Total stockholders’ deficit	(141,598)	(29,679)
Total liabilities and stockholders’ deficit	$172,325	$131,678

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Otelco Reports Fourth Quarter and Year 2013 Results Page 8 February 25, 2014

OTELCO INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2013	2012	2013
Revenues	$23,888	$19,338	$98,404	$78,972

Operating expenses
Cost of services	10,194	9,234	42,232	36,552
Selling, general and administrative expenses	3,873	2,837	14,013	11,137
Depreciation and amortization	4,258	2,926	19,277	12,632
Long-lived assets impairment - property, plant and equipment	-	-	2,874	-
Long-lived assets impairment - intangibles	-	-	5,748	-
Goodwill impairment	-	-	143,654	-
Total operating expenses	18,325	14,997	227,798	60,321

Income (loss) from operations	5,563	4,341	(129,394)	18,651

Other income (expense)
Interest expense	(5,770)	(2,424)	(22,932)	(12,673)
Change in fair value of derivatives	-	-	241	-
Other income (expense)	6	19	317	275
Total other expenses	(5,764)	(2,405)	(22,374)	(12,398)

Income (loss) before reorganization items and income tax	(201)	1,936	(151,768)	6,253

Reorganization items	-	(55)	-	109,258

Income (loss) before income tax	(201)	1,881	(151,768)	115,511
Income tax benefit (expense)	178	(2,083)	24,868	(6,367)

Net income (loss)	$(23)	$(202)	$(126,900)	$109,144

Weighted average number of common shares outstanding	2,644,281	3,103,728	2,644,281	2,921,208
(restated for 2012)
Net income (loss) per common share	$(0.01)	$(0.07)	$(47.99)	$37.36

Dividends declared per common share	$-	$-	$0.18	$-

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Otelco Reports Fourth Quarter and Year 2013 Results Page 9 February 25, 2014

OTELCO INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Years Ended December 31,
	2012	2013
Cash flows from operating activities:
Net income (loss)	$(126,900)	$109,144
Adjustments to reconcile net income (loss) to cash flows provided by operating activities:
Depreciation	10,496	9,650
Amortization	8,781	2,982
Long-lived assets impairment - property, plant and equipment	2,874	-
Long-lived assets impairment - intangibles	5,748	-
Goodwill impairment	143,654	-
Amortization of loan costs	1,368	1,071
Amortization of notes payable premium	(116)	(31)
Change in fair value of derivatives	(242)	-
Provision (benefit) for deferred income taxes	(24,924)	6,157
Provision for uncollectible accounts receivable	620	418
Changes in operating assets and liabilities
Accounts receivable	(177)	3,442
Material and supplies	(64)	191
Prepaid expenses and other assets	(905)	44
Accounts payable and accrued expenses	9,154	334
Advance billings and payments	142	(191)
Other liabilities	222	(351)
Reorganization adjustments:
Non-cash reorganization income	-	(114,210)
Net cash from operating activities	29,731	18,650

Cash flows used in investing activities:
Acquisition and construction of property and equipment	(6,357)	(6,229)
Purchase of investment	(1)	-

Net cash used in investing activities	(6,358)	(6,229)

Cash flows used in financing activities:
Cash dividends paid	(2,330)	-
Principal repayment of long-term notes payable	-	(33,368)
Loan origination costs	(920)	(1,653)
Net cash used in financing activities	(3,250)	(35,021)

Net increase (decrease) in cash and cash equivalents	20,123	(22,600)
Cash and cash equivalents, beginning of period	12,393	32,516

Cash and cash equivalents, end of period	$32,516	$9,916

Supplemental disclosures of cash flow information:
Interest paid	$14,896	$8,581

Income taxes paid	$77	$248

Loan fees paid via issuance of Class B common stock	$-	$2,772

Cancellation of Class A common stock	$-	$132

Issuance of Class A common stock	$-	$29
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